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                                                                   Exhibit 24.2.

                               POWER OF ATTORNEY
                               -----------------

          KNOW ALL MEN BY THESE PRESENTS, that each undersigned does hereby make, constitute and appoint John Riddick, John J. Dwyer, Jean M. Waggett, William J. Wedlake and Peter W. Norledge, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, in his or her name, place and stead to execute on his or her behalf, as an officer and/or director of Terra Nova Insurance (UK) Holdings plc (the "Company"), the Registration Statement of the Company on Forms S-4 and F-4 (the "Registration Statement"), for the registration of up to $100,000,000 aggregate principal amount of 7% Senior Notes due 2008 to be issued by the Company and fully and unconditionally guaranteed by Terra Nova (Bermuda) Holdings Ltd. (the "Exchange Notes"), and any and all amendments (including post-effective amendments) to the Registration Statement, and file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Act"), and any and all other instruments to which either of said attorneys-in-fact and agents deem necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or other governmental subdivision, giving and granting to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do if personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his or her said attorney-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, each undersigned has hereunto set his hand on the date indicated below:

/s/ John Riddick           Chairman and          /s/ John J. Dwyer      Director
-----------------------                          -------------------
John Riddick               Managing Director     John J. Dwyer
                           Principal Executive
                           Officer)


/s/ William J. Wedlake     Chief Financial
-----------------------
William J. Wedlake         Officer and Director
                           (Principal Financial
                           and Accounting
                           Officer)


/s/ Nigel H.J. Rogers      Director
-----------------------
Nigel H.J. Rogers



Dated:  May 28 , 1998